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                                                                   EXHIBIT 3.136



                            CERTIFICATE OF FORMATION

                                       OF

                        TRANSIT AMERICA LAS VEGAS, L.L.C.

         1. The name of the limited liability company is Transit America Las Vegas, L.L.C.

         2. The address of its registered office in the State of Delaware is United Corporate Services, Inc., 15 East North Street, Dover, Kent County, Delaware, 19901. The name of its registered agent at such address is United Corporate Services, Inc.

         3. This Certificate of Formation shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Transit America Las Vegas, L.L.C. as of this 11th day of February, 1998.

                                             /s/ Alexander B. Canate
                                             -------------------------------
                                             Alexander B. Canate
                                             Organizer



                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 02/12/1998
                                                           981056137 - 2858561